Exhibit 99.1

Hawthorn Bancshares Declares Quarterly Dividend of $0.05 per Common Share
Lee’s Summit, MO
February 16, 2011

Hawthorn Bancshares of Lee’s Summit, MO (NASDAQ: HWBK) announced today that its Board of Directors approved a quarterly cash dividend of 5 cents per common share, payable April 1, 2011 to common shareholders of record at the close of business on March 15, 2011.

In commenting on the Board’s action, Chairman & CEO David T. Turner said, “We are pleased to again demonstrate our financial strength through payment of this cash dividend. The financial strength of the company and our prospects for future earnings support this capital management approach.”

About Hawthorn Bancshares

Hawthorn Bancshares, Inc., a financial-bank holding company headquartered in Lee’s Summit, Missouri, is the parent company of Hawthorn Bank of Jefferson City with locations in Lee’s Summit, Springfield, Branson, Independence, Raymore, Columbia, Clinton, Windsor, Collins, Osceola, Warsaw, Belton, Drexel, Harrisonville, California and St. Robert.

Statements made in this press release that suggest Hawthorn Bancshares’ or management’s intentions, hopes, beliefs, expectations, or predictions of the future include “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the company’s quarterly and annual reports filed with the Securities and Exchange Commission.

Contact:	Kathleen Bruegenhemke Senior Vice President, Investor Relations TEL: 573.761.6100 FAX: 573.761.6272 www.HawthornBancshares.com